As filed with the Securities and Exchange Commission on May 1, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

General Electric Company
(Exact Name of Registrant as Specified in Its Charter)

____________________

New York
(State or Other Jurisdiction of Incorporation or Organization)

14-0689340
(I.R.S. Employer Identification No.)

41 Farnsworth Street
Boston, MA 02210
(Address of Principal Executive Offices)

____________________

General Electric International Employee Stock Purchase Plan
(Full Title of the Plan)

____________________

Christoph A. Pereira
Vice President, Chief Corporate, Securities and Finance Counsel
General Electric Company
41 Farnsworth Street
Boston, Massachusetts 02210
(Name and Address of Agent for Service)

(617) 443-3000
(Telephone Number, Including Area Code, of Agent for Service)

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee (3)
Common Stock, $0.06 par value per share	50,000,000	$14.28	$714,000,000.00	$88,893.00

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and (c) under the Securities Act. The maximum offering price per share is based on the average of the high and low prices of the Common Stock of General Electric Company as reported on the New York Stock Exchange on April 26, 2018.

(3)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001245 and the proposed maximum aggregate offering price.

INTRODUCTION

This Registration Statement on Form S-8 is filed by General Electric Company, a New York corporation (the “Company,” “GE” or the “Registrant”), relating to 50,000,000 shares of the Company’s common stock, par value $0.06 per share (the “Common Stock”), to be offered and sold under the General Electric International Employee Stock Purchase Plan, as amended and restated (the “Plan”), which shares of Common Stock are in addition to the 38,000,000 shares of Common Stock registered on the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2012 and November 13, 2009, respectively (the “Prior Registration Statements”) (SEC file numbers 333-184792 and 333-163106, respectively).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

3.1	The Restated Certificate of Incorporation of GE (Incorporated by reference to Exhibit 3.1 to GE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013), as amended by the Certificate of Amendment, dated December 2, 2015 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated December 3, 2015), as further amended by the Certificate of Amendment, dated January 19, 2016 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated January 20, 2016) and as further amended by the Certificate of Change (Incorporated by reference to Exhibit 3(1) to GE’s Current Report on Form 8-K, dated September 1, 2016) (in each case, under SEC file number 001-00035)

3.2	The By-Laws of GE, as amended and restated on June 9, 2017 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K dated June 9, 2017) (SEC file number 001-00035)

5.1	Opinion of Gibson, Dunn & Crutcher LLP*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to GE’s Form 10-K for the fiscal year ended December 31, 2017*

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Power of Attorney of GE*

99.1	GE International Employee Stock Purchase Plan, as amended and restated*
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* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, General Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 1st day of May, 2018.

GENERAL ELECTRIC COMPANY

By:	/s/ Christoph A. Pereira
Name:	Christoph A. Pereira
Title:	Vice President, Chief Corporate, Securities and
Finance Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
* John L. Flannery	Chairman of the Board and Chief Executive	May 1, 2018
Officer (Principal Executive Officer)

* Jamie S. Miller	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 1, 2018

* Jan R. Hauser	Vice President, Controller and Chief Accounting	May 1, 2018
Officer (Principal Accounting Officer)

* Sébastien M. Bazin	Director	May 1, 2018

* W. Geoffrey Beattie	Director	May 1, 2018

* John J. Brennan	Director	May 1, 2018

* H. Lawrence Culp, Jr.	Director	May 1, 2018

* Francisco D’Souza	Director	May 1, 2018

* Edward P. Garden	Director	May 1, 2018

* Thomas W. Horton	Director	May 1, 2018

* Risa Lavizzo-Mourey	Director	May 1, 2018

* James J. Mulva	Director	May 1, 2018

* Leslie F. Seidman	Director	May 1, 2018

* James S. Tisch	Director	May 1, 2018

A Majority of the Board of Directors.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact